Exhibit 5

[LETTERHEAD OF AT&T INC.]

May 13, 2019

AT&T Inc.

208 S. Akard Street

Dallas, TX 75202

Dear Sirs:

With reference to the registration statement on Form S-3 (the “Registration Statement”) which AT&T Inc. (the “Corporation”) proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to (i) debt securities of the Corporation (“Debt Securities”) issuable in series under an Indenture, dated as of May 15, 2013, between the Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, (ii) shares of preferred stock, par value $1 per share, of the Corporation (“Preferred Stock”), (iii) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”), and (iv) shares of common stock, par value $1 per share, of the Corporation (“Common Stock” and together with the Debt Securities, Preferred Stock and Depositary Shares, the “Securities”), I am of the opinion that:

1. The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2. Each series of the Debt Securities, when the Registration Statement has become effective under the Act and when such series is duly established by or pursuant to a resolution of the Board of Directors of the Corporation or in a supplemental indenture, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument to which AT&T Inc. is a party or by which it is bound, and duly executed, authenticated and issued as provided in the Indenture and delivered against payment, will constitute valid and legally binding obligations of the Corporation entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. The shares of Preferred Stock, when (A) the Registration Statement has become effective under the Act, (B) the Board of Directors of the Corporation (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument to which the Corporation is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (C) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Corporation (or a duly authorized committee thereof) and upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board of Directors of the Corporation (or a duly authorized committee thereof), for the consideration approved by the Board of Directors of the Corporation (or a duly authorized committee thereof) (not less than the par value of the Preferred Stock), will be validly issued, fully paid and nonassessable.

4. The Depositary Shares, when (A) the Registration Statement has become effective under the Act, (B) the Board of Directors of the Corporation (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument to which the Corporation is a party of by which it is bound, (C) the Depositary Agreement or Agreements relating to the Depositary Shares and the related depositary receipts (“Depositary Receipts”) have been duly authorized and validly executed and delivered by the Corporation and the Depositary appointed by the Corporation, (D) the shares of Preferred Stock underlying such Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated in paragraph (3) above and deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (E) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Corporation (or a duly authorized committee thereof) upon payment of the consideration therefor provided for therein, will be validly issued.

5. The Common Stock, when (A) the Registration Statement has become effective under the Act, (B) the Board of Directors of the Corporation (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock, and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument to which the Corporation is a party of by which it is bound, and (C) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or, in the case of uncertificated shares, the shares have been registered and a notice of their issuance has been delivered) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Corporation (or a duly authorized committee thereof) upon payment of the consideration therefore (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any security, in accordance with the terms of such security of the instrument governing such security providing for such conversion or exercise as approved by the Board of Directors of the Corporation (or a duly authorized committee thereof), for the consideration approved by the Board of Directors of the Corporation (or a duly authorized committee thereof) (not less than the par value of the Common Stock), will be validly issued, fully paid and nonassessable.

I note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render such judgment in the foreign currency or currency unit in which the Debt Securities are denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above and the making of the statements with respect to me which are set forth under the caption “Validity of Securities” in the prospectus forming a part of the Registration Statement referred to above.

In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Wayne A. Wirtz